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                                                                    EXHIBIT 10.3



                                 LOAN AGREEMENT

        This loan agreement ("Agreement") is entered into as of November 11, 1999, by and between FitnessAge, Inc., a Nevada corporation ("Corporation"), and Natural Alternatives International, Inc., a Delaware corporation ("Lender"). Borrower and Lender agree as follows:

SECTION 1.     LOAN TO THE CORPORATION

        Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties made in this Agreement by the Corporation, the Lender agrees to lend to the Corporation the aggregate amount of up to $750,000 consisting of $400,000 to be funded concurrently with the execution hereof and $350,000 to be funded on or about November 23, 1999, subject to the terms and conditions set forth herein. The loans made pursuant to this Loan Agreement ("Loan") shall be evidenced by Convertible Secured Promissory Notes in the form attached hereto and incorporated herein by this reference ("Notes").

SECTION 2.     SECURITY

        As security for the performance and payment of all obligations and indebtedness of the Corporation to the Lender, the Corporation agrees that at all times prior to the performance and payment of all such obligations and indebtedness, the Lender shall have a perfected security interest, superior to all other liens in all the rights, title, and interest of the Corporation in Custom Nutrition, LLC, a Delaware limited liability company, including, without limitation, rights held by the Corporation as a member, manager or creditor of Custom Nutrition, LLC, as well as the allocable interest of the Corporation in any amount received by Custom Nutrition, LLC from Bally Total Fitness Holding Corporation or its affiliates, whether such interests are now owned or hereafter acquired and wherever the same may be located, and shall include the proceeds, products, and accessories of any kind to any thereof. The interests described above are referred to herein as the "Collateral". In this connection, the Corporation has executed and delivered to the Lender concurrently herewith the Security Agreement attached hereto and incorporated herein by this reference ("Security Agreement").

SECTION 3.     THE BORROWING

        3.1 Initial Loan Funding. Upon execution of this Agreement, the Note and Security Agreement and receipt of signed Articles of Formation and authorization to file for Custom Nutrition, LLC, Lender shall deliver to the Corporation funds in the amount of $400,000.

        3.2 Subsequent Loan Funding. Upon the later of (i) November 23, 1999 or
(ii) satisfaction or waiver by the Lender of each of the conditions set forth in
Section 9 of this Agreement, the Lender shall deliver to the Corporation funds in the amount of $350,000, less expenses of Lender including its legal fees incurred in connection herewith. If the conditions set forth in Section 9 of this Agreement are not satisfied, or waived by Lender (in its sole discretion) by



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December 1, 1999, the amounts due under the Note(s) shall be all due and payable and the Corporation shall be in default of this Agreement.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

        The Corporation represents and warrants to the Lender as follows:

        4.1 Due Organization. The Corporation is a corporation duly organized, legally existing, and in good standing under the laws of Nevada and is duly qualified as a foreign corporation in all jurisdictions in which it is required to be so qualified. The Corporation has no active subsidiaries.

        4.2 Capital Stock. The outstanding Securities of the Corporation have been duly authorized, validly issued, and are fully paid and nonassessable. Except for 6,182,000 shares of Common Stock reserved for issuance to employees, consultants and directors pursuant to outstanding options; 5,002,916 shares of Common Stock are reserved for issuance to employees, consultants and directors pursuant to outstanding warrants, 6,000,000 shares of Common Stock reserved for issuance pursuant to the pending private placement of Common Stock at $0.75 per share, and a proposed 1,000,000 share issuance pursuant to an asset purchase, there are no existing warrants, options, conversion rights, calls, or commitments of any character pursuant to which the Corporation is or may become obligated to issue or repurchase any shares of capital stock or other securities other than pursuant to the various transactions undertaken between the Corporation and Lender of even date herewith. No shareholder of the Corporation has any preemptive right to acquire any securities of the Corporation. The Corporation has repurchased none of its outstanding capital stock.

        4.3 Corporate Authorization. The Corporation is duly authorized and empowered to create, issue, and deliver the Note, this Loan Agreement, and the Security Agreement. The Corporation has all corporate authority necessary to execute and deliver this Agreement and all other instruments referred to or mentioned in this Agreement to which the Corporation is a party, and all corporate action requisite for the due creation, issuance, and delivery of the Note, the due execution and delivery of this Agreement and the Security Agreement has been duly and effectively taken. This Agreement, the Note, the Security Agreement, and all other instruments referred to or mentioned in this Agreement or in the Note, or the Security Agreement to which the Corporation is a party are, or when executed and delivered will be, the valid and binding obligations of the Corporation enforceable in accordance with their terms. The Loan is convertible into Common Stock in accordance with the terms of the Note, and the shares of Common Stock initially issuable upon conversion of the Loan have been, and any additional shares of Common Stock which hereafter may be so issuable shall be, duly authorized and reserved for issuance upon such conversion or exercise, are not and shall not be subject to preemptive rights, and, when issued upon such conversion or exercise in accordance with the terms of this Agreement or the Note, will be duly issued, fully paid, and nonassessable.



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        4.4 No Default. This Agreement, the Note, and the Security Agreement,
and the transactions contemplated under each, do not violate any provisions of the Corporation's articles of incorporation or bylaws, or any contract, agreement, law, or regulation to which the Corporation or any of its properties is party or subject, and the same do not require the consent or approval of any regulatory authority or governmental body of the United States or of any state or subdivision thereof or of any other person, except as set forth in or contemplated by this Agreement or the Security Agreement.

        4.5 Litigation and Other Matters. As of the date of this Agreement, there is no litigation or any other action or proceeding of any nature pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation that involves the possibility of any judgment or liability not fully covered by insurance, or that may adversely affect the business, financial position, or assets of the Corporation or its ability to carry on business as now conducted. The Corporation is not a party to any indenture, loan, or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could have a material adverse effect on the business, financial condition, or assets of the Corporation, or on the ability of the Corporation to carry out its obligations under this Agreement, the Note, and the Security Agreement.

        4.6 Title to Collateral. The Corporation has good and marketable title to the Collateral, free and clear of all mortgages, liens, and encumbrances, other than those created by the Security Agreement.

        4.7 Compliance With Laws. The Corporation has substantially complied with all laws, regulations, ordinances, franchises, licenses, and orders applicable to the Corporation, its assets or its business as currently conducted.

        4.8 Governmental Licenses. The Corporation has all governmental licenses, permits, and other governmental authorizations currently necessary for the conduct of its business, and such licenses, permits, and authorizations are in full force and effect and have been and are now being fully complied with by the Corporation.

        4.9 Security Interests. The Security Agreement creates and grants to the Lender a legal, valid, and enforceable security interest in the Collateral. The Collateral is not subject to any other liens or security interests whatsoever.

        4.10 Reliance by the Lender. The foregoing representations and warranties are made by the Corporation with the knowledge and understanding that the Lender is placing complete reliance on such representations and warranties and is thereby induced to enter into this Agreement and consummate the transactions contemplated by this Agreement.



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SECTION 5.     REPRESENTATIONS OF THE LENDER

        5.1 Purchase for Investment. The Lender hereby represents and warrants to and agrees with the Corporation that the Note is being acquired by the Lender for its own account for investment and not with a view to, or for resale in connection with, the distribution thereof, nor with any intention of distributing or selling the Note, or the Common Stock into which the Loan is convertible pursuant to the terms of the Note ("Conversion Shares"). If the Lender should in the future decide to dispose of the Note, or any of the Conversion Shares, the Lender understands and agrees that the Lender may do so only in accordance with Rule 144 under the Securities Act of 1933 (Act) or otherwise in compliance with the Act, as then in effect. If the Lender should decide to dispose of the Note, or any of the Conversion Shares (other than Conversion Shares that have been registered under the Act), the Lender will, at the Lender's expense, designate counsel in connection with such disposition, which may be the Corporation's outside counsel or other outside counsel of the Lender reasonably acceptable to the Corporation, who shall provide an opinion to the Corporation as to whether the proposed sale or other distribution of the Note, or any of the Conversion Shares would require registration under the Act as then in effect. If the opinion of such counsel is to the effect that the proposed sale or other distribution does not require any registration under the Act as then in effect, the Lender shall be entitled to complete such sale or other disposition. If the opinion of such counsel is to the effect that the proposed sale or other disposition requires registration, such sale or other disposition may not be made unless such registration is duly completed in accordance with the opinion of such counsel.

        5.2 Accredited Investor. The Lender is an "accredited investor," as that term is defined in Rule 501, Regulation D promulgated by the Securities and Exchange Commission ("SEC") under the Act.

        5.3 No Violations. This Agreement, the Note, and the Security Agreement and the transactions contemplated under each do not violate any provisions of the Lender's articles of incorporation or bylaws, or any contract, agreement, law or regulation to which the Lender or any of its properties is party or subject and the same do not require the consent or approval of any regulatory authority or governmental body of the United States or of any state or subdivision thereof or of any other person, except as set forth in or contemplated by the Loan Agreement or the Security Agreement.

SECTION 6.     AFFIRMATIVE COVENANTS

        The Corporation covenants and agrees as set forth below until the earlier of: (i) the principal and interest due on the Notes have been paid in full; or (ii) the effective date of an initial public offering of its Common Stock pursuant to a registration statement filed under the Securities Act of 1933.



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        6.1 Financial Statements. The Corporation will promptly furnish to the
Lender from time to time upon request the following information regarding the business affairs and financial condition of the Corporation:

               6.1.1 Annual Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Corporation (being December 31 in each calendar year), balance sheets and statements of income and cash flows of the Corporation and its consolidated subsidiaries on a consolidated and consolidating basis, commencing with the fiscal year 1999, such year-end financial reports to be prepared in accordance with generally accepted accounting principles ("GAAP") and audited and certified by independent public accountants.

               6.1.2 Quarterly Statements. Within 45 days after the end of each fiscal quarter, unaudited balance sheets and statements of income and cash flows showing the financial condition and results of operations and changes in financial position of the Corporation and its consolidated subsidiaries on a consolidated basis as of the end of each such quarter, together with an instrument executed by the Chief Financial Officer or President of the Corporation certifying that such financial reports were prepared in accordance with GAAP consistently applied with prior practices for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Corporation and its results of operation for the periods specified, subject to year-end adjustments.

               6.1.3 Government Reports. Promptly after the same become publicly available, copies of such registration statements, annual, periodic, and other reports, and such proxy statements and other information, if any, as shall be filed by the Corporation or any of its subsidiaries with the SEC pursuant to the requirements of the Act or the Securities Exchange Act of 1934, as amended, and within five days after the same are filed, copies of all financial statements and material reports which the Corporation and its subsidiaries may make to, or file with, any federal or state authority; provided, that the Corporation shall consult with the Lender prior to the filing of any report with the SEC that discloses or describes the existence or terms of this Agreement or any other agreement or instrument contemplated in this Agreement, and shall grant the Lender a reasonable opportunity to review and comment on any such report.

               6.1.4 Asset Schedule. Within 90 days following the last day of the Corporation's fiscal year, and at such other time as it may be requested, a schedule of the Corporation's fixed assets and other major assets delineated by major asset category, indicating cost, accumulated depreciation, net depreciated value, and any mortgage, lien, or encumbrance upon such property, the terms of repayment of any indebtedness secured by such mortgage, lien or encumbrance, and all other indebtedness of the Corporation and the name of any creditor to whom repayment is to be made.



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               6.1.5 Other Information. Such other information as the Lender may reasonably request from time to time.

        6.2 Taxes and Other Liens. The Corporation will comply with all statutes and governmental regulations and will pay all taxes, assessments, governmental charges, claims for labor, supplies, rent, and other obligations which if unpaid, might become a lien against the property of the Corporation except liabilities being contested in good faith and against which the Corporation will set up and maintain reserves in accordance with generally acceptable accounting principles.

        6.3 Maintenance. The Corporation will maintain its corporate existence and comply with all valid and applicable statutes, rules, and regulations, and the Corporation will maintain or cause to be maintained without diminution thereof, its rights and interests comprising the Collateral, as defined in the Security Agreement.

        6.4 Further Assurances. The Corporation promptly will cure any defects in the execution and delivery of this Agreement and any other instrument or instruments referred to or mentioned in this Agreement, and will immediately execute and deliver to the Lender upon request any instrument required to accomplish or satisfy the Corporation's covenants and agreements under this Agreement or instruments referred to or mentioned in this Agreement.

        6.5 Performance of Obligations. On each funding of the Loan, the Corporation will pay the fees and expenses incurred by the Lender in connection with this Agreement and all transactions pursuant to or leading to this Agreement, such fees and expenses to be set forth in a schedule to be delivered by the Lender to the Corporation concurrently with such funding and may be withheld by Lender from funding. The Corporation will pay for all amounts expended, advanced, or incurred by the Lender to satisfy any obligation of the Corporation under this Agreement or the Security Agreement, or to protect the properties, assets, or business of the Corporation, or to collect the Note, or to enforce the rights of the Lender under this Agreement, the Security Agreement, or any other instrument referred to or mentioned in this Agreement or the Security Agreement or executed or to be executed in connection with such agreements, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, together with interest at the rate of 10% per annum on each such amount from the date that the same is expended, advanced, or incurred by the Lender until the date it is repaid to the Lender.

        6.6 Use of Funds. The Corporation shall use the proceeds of the Loan only for those general corporate purposes that are not expressly prohibited under this Agreement, to pay the fees and expenses of the Lender as provided by
Section 6.5 of this Agreement, which amount shall be paid on each funding date out of the proceeds of the Loan. Upon funding of the loan amount described in
Section 3.2, not less than $150,000 of the proceeds thereof shall be delivered to Custom Nutrition, LLC as a capital contribution on behalf of the Corporation.



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        6.7 Director. Corporation shall cause to be elected to its Board of
Directors an individual designated by Lender in writing concurrently with the execution hereof and shall maintain, at all times, such Director or a successor as may be designated by Lender from time to time for the period of time equal to the earlier of: (i) the Initial Offering of its Common Stock, or (ii) until no amount remains outstanding under this Loan or the Notes. The Corporation shall have the right to approve any individual designated by the Lender to be a member of the Corporation's Board of Directors, and the Corporation's approval shall not be unreasonably withheld.

        6.8 Operation of Custom Nutrition, LLC. During the term of the Loan, Corporation will take all action necessary or appropriate in connection with the operation of Custom Nutrition, LLC to cause the treatment by Custom Nutrition, LLC of 40% of all amounts received by Custom Nutrition, LLC from Bally Total Fitness Holding Corporation or its affiliates to be paid to Lender as consideration for its entering into the Loan. The Corporation agrees to cause the remaining 60% of such payments to be deposited in an escrow account of Custom Nutrition, LLC for the benefit of Lender to be held as additional Collateral for the performance of the terms of this Agreement, the Security Notes and the Security Agreement. Said 60% of such payments shall be remitted to Corporation when the Loan is repaid.

SECTION 7.     NEGATIVE COVENANTS

        A deviation from the provisions of this Section 7 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing (in the manner hereinafter provided) by the Lender. In the absence of such a written consent, so long as any part of the principal or interest on the Notes shall remain unpaid or not converted, the Corporation will not undertake any of the following actions:

        7.1 Dividends. The Corporation will not declare or pay any dividend or make any other distribution on account of the Common Stock or Preferred Stock of the Corporation, or purchase, acquire, redeem, or retire any capital stock of the Corporation, whether now or hereafter outstanding, other than as required by the terms of the Preferred Stock currently issued and outstanding; provided, that if no Event of Default has occurred and is continuing, then the Corporation may declare and pay dividends and make distributions with respect to Preferred Stock, whether now or hereafter outstanding; and provided, further, that if an Event of Default has occurred and is continuing, then the Corporation (a) may declare and pay dividends on Preferred Stock now issued and outstanding only in shares of Common Stock, and may pay cash dividends only on such Preferred Stock now issued and outstanding only if the holders thereof exercise their rights to require cash dividends in accordance with the terms of such Preferred Stock and
(b) in addition to clause (a) above, may declare and pay dividends on Preferred Stock now or hereafter issued and outstanding, in cash or in shares of Common Stock, only if the Corporation has net earnings (as defined under generally accepted accounting principles) at least equal to the value of such dividend.

        7.2 Loans, Advances and Investments. Except for the transactions contemplated hereby for Custom Nutrition LLC, and except where the Company will be involved in transactions



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involving a simultaneous closing, wherein the Company receives more money from an investment in the Company than it makes in the other party to the transaction, Corporation will not make loans or advances to, or make any investments in, any company, person, or entity except expense advances, and special purpose loans to finance the exercise of stock options, made to employees of the Corporation, and investments in and advances to wholly-owned subsidiaries of the Corporation that guarantee the Corporation's obligations hereunder to the extent of such investments and advances.

        7.3 Mergers. The Corporation will not merge or consolidate with any corporation.

        7.4 Sale of Assets. The Corporation will not sell, transfer, or otherwise dispose of all or substantially all of its assets.

SECTION 8.     EVENTS OF DEFAULT

        8.1 Events. Any of the following events shall be considered an Event of Default as that term is used in this Agreement:

               8.1.1 Note Payments. Default shall be made in the payment of any installment of principal or interest on the Notes when due.

               8.1.2 Failure of Condition Precedent. The failure of any condition precedent set forth in Section 9 on or before November 23, 1999, or such extended date as the parties may agree upon in writing.

               8.1.3 Other Indebtedness. Except for the $1.6 million indebtedness to the Corporation's founders due December 31, 1999, and indebtedness which in the aggregate does not exceed $100,000, default shall be made in the payment when due, whether by acceleration or otherwise, of all or any part of any other indebtedness of the Corporation, or a nonpayment default shall be made with respect to any other indebtedness of the Corporation (other than defaults that may reasonably be expected to be cured within any applicable grace period provided therefor) if the effect of any such default shall be to accelerate, or to permit (with the giving of notice or the passage of time or both) the holder or obligee of any indebtedness at its option, to accelerate the maturity of such indebtedness.

               8.1.4 Furnishing Information. The Corporation shall fail or refuse, after being requested to do so by the Lender, for a period of 30 days to furnish to the Lender any information, data, certificate, or other document required by this Agreement or the Security Agreement.

               8.1.5 Other Defaults. Default shall be made in the due observance or performance of any covenant or agreement or provision contained in this Agreement, the Security Agreement or the Note to be performed by the Corporation (other than with respect to



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        payment on the Note) and such default shall be continuing for a period of 10 days after notice by the Lender to the Corporation of such default.

               8.1.6 Representations and Warranties. Any representation or warranty made by the Corporation in this Agreement or in the Security Agreement proves to have been untrue in any material respect as of the date thereof, or any representation, statement (including financial statements), certificate, or data furnished or made by the Corporation (or any officer, accountant, or attorney of the Corporation) under this Agreement or under the Security Agreement proves to have been untrue in any material respect, as of the date which the facts therein set forth were stated or certified.

               8.1.7 Financial Distress. The Corporation shall (a) discontinue business; (b) make a general assignment for the benefit or creditors;
        (c) apply for or consent to the appointment of a receiver, a trustee, or liquidator of itself or of all or a substantial part of its assets; (d) be adjudicated a bankrupt or insolvent; (e) file a voluntary petition in bankruptcy or file a petition or answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement, insolvency, or other proceeding (whether federal or state) relating to relief or debtors; (f) there shall have been entered any judgment, decree, or order entered by a court of competent jurisdiction that approves a petition seeking reorganization of the Corporation or appoints a receiver, trustee, or liquidator of the Corporation or of all or a substantial part of its assets; or (g) the Board of Director of the Corporation takes or omits to take any action for the purpose or with the result of effecting or permitting any of the foregoing.

        8.2    Remedies.

               8.2.1 General Remedies. Upon the happening of any Event of Default specified in Section 8.1 (other than an event described in Section 8.1.6), and at any time thereafter during the continuance of such event, the Lender may, upon written notice to the Corporation (a) declare the entire principal amount of the Note then outstanding and the interest accrued thereon immediately due and payable in cash without further notice and without presentment, demand, protest, notice of protest, or other notice of default or dishonor of any kind, all of which are expressly waived by the Corporation and (b) exercise any and all such other rights of a secured creditor under Article 9 of the Uniform Commercial Code with respect to the Collateral (as defined in the Security Agreement) and all rights granted the Lender under the Security Agreement.

               8.2.2 Financial Distress. With respect to a default described in
        Section 8.1.6 hereof, the Note and any unpaid accrued liabilities of the Corporation owing to the Lender shall automatically become due and payable, both as to principal and interest, without



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        presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Corporation.

SECTION 9.   CONDITIONS PRECEDENT TO THE LENDER'S SUBSEQUENT FUNDING OBLIGATIONS

        The obligations of the Lender to loan $350,000 to the Corporation on November 23, 1999, shall be subject to the satisfaction at or prior to the date of such subsequent funding of the Loan of the following conditions:

        9.1. Representations and Warranties True. The representations and warranties made by the Corporation in this Agreement shall be true on and as of such date with the same effect as though such representations and warranties had been made or given on and as of such date.

        9.2 Compliance With Agreement. The Corporation shall have performed and complied with all of its obligations under this Agreement, the Note and the Security Agreement, which are to be performed or complied with by the Corporation prior to or on the date of such subsequent funding, and there shall exist no condition or event constituting an Event of Default under this Agreement or an event of default in any indebtedness of the Corporation or which, after notice or lapse of time, or both would constitute such an event of default.

        9.3 No Litigation. No investigation, suit, action, or other proceeding shall be threatened or pending before any court or governmental agency which, in the opinion of counsel for the Lender, is likely to result in the restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement, or in connection with any undisclosed claims against the Corporation.

        9.4 Statutory Requirements. The issuance and delivery of the Note and the Security Agreement in the manner contemplated by this Agreement shall have been duly and validly authorized and approved by the Board of Directors of the Corporation, and the Corporation shall have delivered to the Lender evidence of such authorization and approval and of compliance with any other statutory requirements for the valid consummation by Corporation of the transactions contemplated by this Agreement.

        9.5 Deliveries by the Corporation. The Corporation shall have delivered to the Lender the following:

               9.5.1 Note. The Note reflecting the initial funding of the Loan in accordance with Section 1.1 of this Agreement.

               9.5.2 Security Agreement. The Security Agreement in accordance with Section 2 of this Agreement.



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               9.5.3 Articles of Formation. A filed copy of the Articles of
Formation of Custom Nutrition, LLC.

               9.5.4 License Agreement. An executed License Agreement granting to Custom Nutrition, LLC a world-wide, perpetual, royalty-free license to all FitnessAge, Inc. intellectual property rights in connection with the sale of nutrition products. The License Agreement shall be exclusive during the period there is any amount remaining due under the Notes, and shall automatically become non-exclusive thereafter. The License Agreement and related documents shall be in a form and substance satisfactory to Lender, and provided there is no default by the Corporation under this Agreement or the Notes, the License Agreement shall provide a right to the Corporation to issue non-exclusive licenses to any licensee or customer of the Corporation who wants to use the licensed technology to sell nutritional products, and who does not wish to purchase nutritional products from Custom Nutrition, LLC.

               9.5.5 Operating Agreement. An executed Operating Agreement governing the structure and operation of Custom Nutrition, LLC satisfactory to the parties by and among Custom Nutrition, LLC, and Lender in the form and substance satisfactory to Lender.

               9.5.6 Manufacturing Agreement. An executed exclusive manufacturing agreement satisfactory to the parties by and among Custom Nutrition, LLC and Lender in the form and substance satisfactory to Lender.

               9.5.7 Liens Subordinate to License. All parties holding any lien encumbering the technology licensed as referenced in Section 9.5.4 above shall enter into all documents reasonably required to insure the license is not subject to any lien.

               9.5.8 Senior Debt Modified. The approximate $1.6 million of debt of the Company referred to in Section 3(a) of the Notes shall be modified so as not to be in default at any time there are amounts remaining due under this Loan and the Notes.

SECTION 10.    INDEMNIFICATION

        The Corporation agrees to indemnify and hold harmless the Lender from and against, and to reimburse the Lender with respect to, any and all loss, damage, liability, cost, and expense, including reasonable attorney's fees, incurred by the Lender by reason of or arising out of or in connection with:

        10.1 Breach of Representations and Warranties. A breach of any representation or warranty contained in this Agreement or in any certificate delivered to the Lender by the Corporation pursuant to the provisions of this Agreement.

        10.2 Breach of Obligations. The failure of the Corporation to perform any covenant or agreement required by this Agreement to be performed by the Corporation.



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        10.3 Third-Party Obligations. The alleged existence by any third party of any liability, obligation, lease, agreement, contract, other commitment, or state of facts that, if it existed, would constitute a breach of any representation or warranty contained in this Agreement or in any certificate delivered to the Lender pursuant to the provisions of this Agreement. The Lender agrees to give prompt notice to the Corporation of the alleged existence by any third party of any liability, obligation, lease, agreement, contract, other commitment, or state of facts referred to in this Section 10.3, and the Corporation shall have the right to participate in, and, with the consent of the Lender, which consent shall not be unreasonably withheld, to control the contest and defense of any such claim at its own cost and expense including the cost and expense of attorney's fees in connection with such contest and defense. In the event that the contest and defense of any such claim is so controlled by the Corporation, the Corporation will not be liable to the Lender pursuant to the provisions of this Section 10 for any legal or other expense incurred by the Lender in connection with the defense thereof, other than reasonable costs of investigations, subsequent to the control being so assumed.

SECTION 11.    NATURE AND SURVIVAL OF REPRESENTATIONS

        All statements contained in any certificate, instrument, or document delivered by or on behalf of any of the parties pursuant to this Agreement and the transactions contemplated by this Agreement shall be deemed representations and warranties by the respective parties. All representations and warranties made by the parties, each to the other, in or pursuant to this Agreement shall survive the consummation of the transactions contemplated by this Agreement, notwithstanding any investigation heretofore or hereafter made by either of the parties or on behalf of either of them, and shall expire on the second anniversary of the payment or conversion in full of the Notes.

SECTION 12.    ASSIGNMENT

        Neither this Agreement nor any right or obligation hereunder shall be assigned by the Corporation without the prior written consent of the Lender. It is expressly understood that there are no restrictions on the transfer or assignment of this Agreement, the Note, the Warrant, or the Security Agreement by the Lender.

SECTION 13.    MISCELLANEOUS PROVISIONS

        13.1 Further Assurances. The Corporation will, without cost or expense to the Lender, execute and deliver or cause to be executed and delivered to the Lender such further instruments of transfer and conveyance and will take such other action as the Lender may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

        13.2 Binding Effect. The provisions of this agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.



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        13.3 Notice. Any notice or other communication required or permitted to be given under this agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties at the following addresses.

               Corporation:

               Attention: Chief Financial Officer
               FitnessAge, Inc.
               4250 Executive Square, Suite 101
               La Jolla, California 92037

               Lender:

               Natural Alternatives International, Inc.
               1185 Linda Vista Drive
               San Marcos, California 92069
               Attention: Chief Financial Officer

               with a copy to:

               David A. Fisher
               Fisher Thurber LLP
               4225 Executive Square, Suite 1600
               La Jolla, California 92037

All notices and other communications shall be deemed to be given at the expiration of three days after the date of mailing. The address of a party to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other parties.

        13.4 Litigation Expense. In the event of a default under this agreement, the defaulting party shall reimburse the nondefaulting party or parties for all costs and expenses reasonably incurred by the nondefaulting party or parties in connection with the default, including, without limitation, attorney's fees. Additionally, in the event a suit or action is filed to enforce this agreement or with respect to this agreement, the prevailing party or parties shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including, without limitation, reasonable attorney's fees at the trial level and on appeal.

        13.5 Waiver. No waiver of any provision of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.



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        13.6 Applicable Law. This agreement shall be governed by and shall be construed in accordance with the laws of the state of Delaware.

        13.7 Entire Agreement. This Agreement, together with the Notes and the Security Agreement constitute the entire agreement between the parties pertaining to their subject matter, and supersede all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.


Corporation:                            Lender:


FitnessAge, Inc.                        Natural Alternatives International, Inc.
a Nevada corporation                               a Delaware corporation



By:  /s/ David G. Forster               By:  /s/ Mark A.  LeDoux
    -----------------------------           ------------------------------------
    David G. Forster,                       Mark A. LeDoux,
    Chief Financial Officer                 Chief Executive Officer



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